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PROXY

                               UAL Corporation
                    This Proxy is Solicited on Behalf of
                  the Board of Directors of UAL Corporation
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The undersigned, having received the Notice of Meeting and Proxy
Statement/Joint Prospectus, hereby appoints Stephen M. Wolf, John F. McGillicuddy and James J. O'Connor, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of UAL Corporation owned of record by the undersigned on the matters listed on the reverse side hereof and, in their discretion, on such other matters as may properly come before the Meeting of Stockholders to be held at the Fairmont Hotel, 200 North Columbus Drive, Chicago, Illinois on July 12, 1994, at 8:30 a.m., local time, and any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person as a Public Director to the Board of Directors in substitution for any nominee named herein who becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting, and are further authorized to vote on other matters which may properly come before the Meeting of Stockholders and any adjournments thereof.

You are encouraged to specify your choices by marking        -----------
the appropriate boxes (SEE REVERSE SIDE), but you need       SEE REVERSE
not mark any boxes if you wish to vote in accordance             SIDE
with the Board of Directors' recommendations.  The           -----------
proxies cannot vote your shares unless you sign and return this card.

ELECTION OF PUBLIC DIRECTORS
Nominees for Election as Public Directors:
John F. McGillicuddy, James J. O'Connor, Paul E. Tierney and Gerald Greenwald.


    If you plan to attend the Meeting of Stockholders in person, please mark the appropriate box on the reverse side of this card.


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                            FOLD AND DETACH HERE




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X  PLEASE MARK YOUR                                                       1447
   VOTES AS IN THIS
   EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES FOR PUBLIC DIRECTOR, "FOR" PROPOSALS 1, 2, 3, 5, 6, 7 AND 8 AND "AGAINST" PROPOSALS 9, 10 AND 11.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND
8.
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                                                  FOR   AGAINST   ABSTAIN
1. Approval of the Plan of Recapitalization.      / /     / /       / /

2. Adoption of the Restated Certificate of
   Incorporation and Bylaws, as amended.          / /     / /       / /

3. Approval of the issuance of certain classes
   of preferred stock*                            / /     / /       / /


                                                  FOR          WITHHELD
4. Election of four Public Director               / /            / /
   nominees (see reverse side for
   list of nominees).

For, except vote withheld from the following nominee(s):


                                                  FOR   AGAINST   ABSTAIN
5. Amendment of the 1981 Incentive Stock Program. / /     / /       / /

6. Amendment of the 1988 Restricted Stock Plan.   / /     / /       / /

7. Amendment of the Incentive Compensation Plan.  / /     / /       / /

8. Ratification of the selection of Arthur
   Andersen & Co. as the independent accountants. / /     / /       / /

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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 9, 10 AND 11.
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9.  Proposal on cumulative voting.                / /     / /       / /

10. Proposal on contingent executive
    compensation agreements.                      / /     / /       / /

11. Proposal on confidential voting.              / /     / /       / /


                                                          Yes        No
DO YOU PLAN TO ATTEND THE MEETING OF STOCKHOLDERS
IN PERSON?                                                / /       / /


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* The classes of preferred stock to be issued are: (a) Class 1 ESOP
Convertible Preferred Stock, (b) Class 2 ESOP Convertible Preferred
Stock, (c) Class P ESOP Voting Junior Preferred Stock, Class M ESOP Voting Junior Preferred Stock and Class S ESOP Voting Junior Preferred Stock, (d) Class I Junior Preferred Stock, (e) Class Pilot MEC Junior Preferred Stock, (f) Class IAM Junior Preferred Stock and (g) Class SAM Junior Preferred Stock.

Proposal 2 is subject to and conditioned upon approval of Proposal 1, and Proposals 3, 4, 5, 6 and 7 are subject to and conditioned upon approval of Proposals 1 and 2.

SIGNATURE(S) ________________________________ DATE ____________________ , 1994
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card.
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                             FOLD AND DETACH HERE

  ADMISSION TICKET
  -------------------------------------

                                                MEETING OF STOCKHOLDERS
                                                OF UAL CORPORATION
                                                July 12, 1994
                                                8:30 a.m.
                                                Imperial Ballroom
                                                Fairmont Hotel
                                                200 North Columbus Drive
                                                Chicago, Illinois
                                                --------------------------------